Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 24, 2023 (the “Closing Date”), Xylem Inc. (“Xylem”) completed its acquisition of Evoqua Water Technologies Corp. (“Evoqua”) pursuant to the Merger Agreement dated January 22, 2023, (the “Merger Agreement”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Evoqua, with Evoqua surviving as a wholly owned subsidiary of Xylem (the “Merger”). The aggregate consideration paid in the acquisition was approximately $6.9 billion, subject to adjustments for any dividends, distributions payable, and cash in lieu of fractional shares as provided in the Merger Agreement. The cash consideration was funded with a combination of cash on hand and proceeds from the issuances under Xylem’s existing U.S. Dollar commercial paper program and borrowings under a new two-year term loan of €250 million (approximately $269 million) aggregate principal amount.

The unaudited pro forma condensed combined financial information has been prepared pursuant to Article 11 of Regulation S-X. Xylem and Evoqua have different fiscal years. Xylem’s fiscal year ends on December 31, whereas Evoqua’s fiscal year ends on September 30. The unaudited pro forma condensed combined income statement for the fiscal year ended December 31, 2022 has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to the Merger as if this transaction had been consummated on March 31, 2023 and combines the unaudited consolidated balance sheets of Xylem and Evoqua as of March 31, 2023.

The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2022 and the three months ended March 31, 2023 give effect to the Merger as if it had been consummated on January 1, 2022, the first day of Xylem’s fiscal year, and combines the historical results of Xylem and Evoqua. The unaudited pro forma condensed combined income statement for the three months ended March 31, 2023 combines the unaudited condensed consolidated income statement of Xylem and the unaudited consolidated statement of operations of Evoqua for the three month periods ended March 31, 2023. The unaudited pro forma condensed combined income statement for the fiscal year ended December 31, 2022 combines the audited consolidated income statement of Xylem for the fiscal year ended December 31, 2022 and Evoqua’s audited consolidated statement of operations for the fiscal year ended September 30, 2022.

The historical financial statements of Xylem and Evoqua have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that constitute transaction accounting adjustments, which are necessary to account for the Merger in accordance with GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that Xylem management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The separate unaudited condensed consolidated financial statements of Xylem as of and for the three months ended March 31, 2023 and the related notes, included in Xylem’s Form 10-Q for the three months ended March 31, 2023;

•

The separate audited consolidated financial statements of Xylem as of and for the fiscal year ended December 31, 2022 and the related notes, included in Xylem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

The separate unaudited consolidated financial statements of Evoqua as of and for the three months ended March 31, 2023 and the related notes, included in Evoqua’s Form 10-Q for the three months ended March 31, 2023; and

•

The separate audited consolidated financial statements of Evoqua as of and for the fiscal year ended September 30, 2022 and the related notes, included in Evoqua’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

Description of the Merger

Pursuant to the Merger Agreement, Merger Sub merged with and into Evoqua with Evoqua surviving the Merger as a direct, wholly-owned subsidiary of Xylem. Each share of common stock, par value $0.01 per share, of Evoqua (“Evoqua Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), other than the Excluded Shares (as defined in the Merger Agreement), was converted into the right to receive 0.48 shares of common stock, par value $0.01 per share of Xylem (“Xylem Common Stock”). Upon the effectiveness of the Merger, legacy Evoqua stockholders owned approximately 25% and legacy Xylem shareholders owned approximately 75% of the combined company.

Further, under the terms of the Merger Agreement, as of the Effective Time (i) each outstanding option to purchase shares of Evoqua Common Stock under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of Evoqua (such plan, an “Evoqua Equity Plan” and each such option an “Evoqua Option”), whether vested or unvested, was converted into a Xylem Option with the same terms and conditions as were applicable to such Evoqua Option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (subject to certain adjustments as provided in the Merger Agreement), (ii) each outstanding unvested restricted stock unit (each, an “Evoqua RSU”) granted under an Evoqua Equity Plan was converted into a Xylem restricted stock unit with the same terms and conditions as were applicable to such Evoqua RSU immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Xylem restricted stock unit was comprised of that number of Xylem restricted stock units as is equal to the product of the number of shares of Evoqua Common Stock subject to each Evoqua RSU immediately prior to the Effective Time and the Exchange Ratio (with any fractional restricted stock units rounded down to the nearest whole share of Xylem Common Stock), (iii) each outstanding unvested performance share unit (each, an “Evoqua PSU”) granted under an Evoqua Equity Plan was converted into a Xylem restricted stock unit that vests based on the passage of time with the same terms and conditions as were applicable to such Evoqua PSU immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Xylem restricted stock unit was comprised of that number of Xylem restricted stock units as is equal to the product of the number of shares of Evoqua Common Stock subject to each Evoqua PSU immediately prior to the Effective Time and the Exchange Ratio (with any fractional restricted stock units rounded down to the nearest whole share of Xylem Common Stock); and (iv) each outstanding vested and unvested cash-settled stock appreciation right (each, an “Evoqua SAR”) granted under an Evoqua Equity Plan was converted into an award that relates to shares of Xylem Common Stock (a “Xylem SAR”), with substantially the same terms and conditions as were applicable to such Evoqua SAR immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Xylem SAR was comprised of that number of Xylem SARs as is equal to the product of the number of shares of Evoqua Common Stock relating to each such Evoqua SAR immediately prior to the Effective Time and the Exchange Ratio (rounded down to the nearest whole share of Xylem Common Stock) (clauses (i), (ii), (iii) and (iv) collectively, the “Converted Awards”).

Description of the Financing

In connection with the Merger, in May 2023, Xylem entered into a €250 million (approximately $269 million) term loan facility (the “New Term Loan”) with a two-year maturity expiring in May 2025. In addition, Xylem issued $200 million under the Company’s U.S. Dollar commercial paper program (the “Commercial Paper”, and collectively with the New Term Loan, the “Transaction Financing”). The net cash proceeds from the Commercial Paper and the New Term Loan were used repay a portion of Evoqua’s indebtedness pursuant to the Merger Agreement.

Accounting for the Merger

The Merger will be accounted for using the acquisition method of accounting in accordance with ASC 805—Business Combinations, which we refer to as “ASC 805.” Xylem’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Xylem will be the acquirer for financial accounting purposes. Accordingly, Xylem’s cost to acquire Evoqua has been allocated to Evoqua’s acquired assets and liabilities based upon their estimated fair values. The allocation of the Merger Consideration (as defined in the Merger Agreement) is estimated and is dependent upon estimates of certain valuations that are subject to change. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. The allocation of the aggregate Merger Consideration and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1—Basis of Presentation for more information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of Xylem.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final business combination accounting may be material.

XYLEM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2023

(In Millions)

	Historical
	Xylem Inc.	Evoqua Water Technologies Corp Reclassified (Note 2)			Pro Forma Combined
	As of March 31, 2023	As of March 31, 2023	Transaction Accounting Adjustments	Notes	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$837	$113	$(222)	4(a)	$728
Receivables, net	1,123	419	18	4(b)	1,560
Inventories	857	241	43	4(c)	1,141
Prepaid and other current assets	193	59	(21)	4(a)	231
Current assets held for sale	—	12	(2)	4(d)	10

Total current assets	$3,010	$844	$(184)		$3,670

Property, plant and equipment, net	631	366	145	4(e)	1,142
Goodwill	2,738	469	3,932	4(f)	7,139
Other intangible assets, net	915	309	1,998	4(g)	3,222
Other non-current assets	646	192	1	4(a), 4(h), 4(k)	839
Non-current assets held for sale	—	30	55	4(d)	85

Total assets	$7,940	$2,210	$5,947		$16,097

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$710	$217	$—		$927
Accrued and other current liabilities	784	239	13	4(d), 4(h), 4(i)	1,036
Short-term borrowings and current maturities of long-term debt	—	19	197	4(a), 4(j)	216

Total current liabilities	$1,494	$475	$210		$2,179

Long-term debt, net	1,881	854	(326)	4(a), 4(j)	2,409
Accrued post-retirement benefit obligations	285	9	—		294
Deferred income tax liabilities	215	14	564	4(k)	793
Other non-current liabilities held for sale	—	3	—	4(d)	3
Other non-current accrued liabilities	476	116	2	4(l)	594

Total liabilities	$4,351	$1,471	$450		$6,272

Stockholders’ equity:
Common stock	2	1	—	4(m)	3
Capital in excess of par value	2,152	620	5,660	4(m)	8,432
Retained earnings	2,331	81	(126)	4(m)	2,286
Treasury stock	(716)	(3)	3	4(m)	(716)
Accumulated other comprehensive loss	(191)	40	(40)	4(m)	(191)

Total stockholders’ equity	$3,578	$739	$5,497		$9,814

Non-controlling interest	11	—	—		11
Total equity	3,589	739	5,497		9,825

Total liabilities and stockholders’ equity	$7,940	$2,210	$5,947		$16,097

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

XYLEM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the three months ended March 31, 2023

(In Millions, except per share data)

	Historical
	Xylem Inc.	Evoqua Water Technologies Corp Reclassified (Note 2)			Pro Forma Combined
	For the three months ended March 31, 2023	For the three months ended March 31, 2023	Transaction Accounting Adjustments	Notes	For the three months ended March 31, 2023
Revenue	$1,448	$478	$—		$1,926
Cost of revenue	902	324	7	5(a)	1,233

Gross profit	546	154	(7)		693
Selling, general and administrative expenses	354	125	24	5(b)	503
Research and development expenses	53	5	1	5(c)	59
Restructuring and asset impairment charges	8	—	—		8

Operating income	131	24	(32)		123
Interest expense	9	10	1	5(e)	20
Other non-operating income, net	4	—	—		4

Income before taxes	126	14	(33)		107
Income tax expense (benefit)	27	3	(9)	5(d)	21

Net income	$99	11	(24)		$86

Earnings per share:
Basic	$0.55			5(f)	$0.36
Diluted	$0.54			5(f)	$0.35
Weighted average number of shares:
Basic	180.4			5(f)	240.0
Diluted	181.3			5(f)	242.3

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

XYLEM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the fiscal year ended December 31, 2022

(In Millions, except per share data)

	Historical
	Xylem Inc.	Evoqua Water Technologies Corp Reclassified (Note 2)			Pro Forma Combined
	For the fiscal year ended December 31, 2022	For the fiscal year ended September 30, 2022	Transaction Accounting Adjustments	Notes	For the fiscal year ended December 31, 2022
Revenue	$5,522	$1,737	$—		$7,259
Cost of revenue	3,438	1,191	73	5(a)	4,702

Gross profit	2,084	546	(73)		2,557
Selling, general and administrative expenses	1,227	427	191	5(b)	1,845
Research and development expenses	206	15	5	5(c)	226
Restructuring and asset impairment charges	29	—	—		29

Operating income	622	104	(269)		457
Interest expense	50	35	4	5(e)	89
UK pension settlement expense	140	—	—		140
Other non-operating income, net	7	—	—		7
Gain on sale of businesses	1	—	—		1

Income before taxes	440	69	(273)		236
Income tax expense (benefit)	85	(3)	(68)	5(d)	14

Net income	$355	72	(205)		$222

Earnings per share:
Basic	$1.97			5(f)	$0.93
Diluted	$1.96			5(f)	$0.92
Weighted average number of shares:
Basic	180.2			5(f)	239.8
Diluted	181.0			5(f)	242.0

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

XYLEM INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by Xylem in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of what Xylem’s condensed combined income statements or condensed combined balance sheet would have been had the Merger been consummated as of the dates indicated or will be for any future periods. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of Xylem following the Closing. The pro forma condensed combined financial information reflects transaction accounting adjustments Xylem management believes are necessary to present fairly Xylem’s unaudited pro forma financial position and results of operations following the Closing as of and for the periods indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Merger, nor does it reflect the costs to integrate the operations of Xylem and Evoqua or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Xylem as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Xylem and Evoqua. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Merger Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate Merger Consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate Merger Consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Merger could differ materially from the preliminary allocation of aggregate Merger Consideration.

The transaction accounting adjustments represent Xylem management’s best estimates and are based upon currently available information and certain assumptions that Xylem believes are reasonable under the circumstances. Xylem is not aware of any material transactions between Xylem and Evoqua (prior to the announcement of the Merger) during the periods presented. Accordingly, adjustments to eliminate transactions between Xylem and Evoqua have not been reflected in the unaudited pro forma condensed combined financial information.

Xylem is conducting a comprehensive review of Evoqua’s accounting policies. As a result of this review, Xylem may identify differences between the accounting policies of the two companies, which when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. Based upon the preliminary analysis performed, Xylem has determined that no significant adjustments are necessary to conform Evoqua’s consolidated financial statements to the accounting policies used by Xylem. As a result, the unaudited pro forma condensed combined financial information presented assumes there are no material differences in accounting policies. However, as discussed in footnote 2, certain reclassification adjustments have been made to conform Evoqua’s historical financial statement presentation to Xylem’s historical financial statement presentation.

Note 2 – Xylem and Evoqua reclassification adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Xylem management performed a preliminary analysis of Evoqua’s financial information to identify differences in financial statement presentation as compared to the presentation of Xylem. Based upon the preliminary analysis performed, Xylem has made reclassification adjustments to conform Evoqua’s historical financial statement presentation to Xylem’s historical financial statement presentation. Xylem management is currently performing a full and detailed review of its financial statement presentation, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a summary of adjustments made to present Evoqua’s consolidated balance sheet as of March 31, 2023 to conform with that of Xylem’s (amounts in millions):

Evoqua Historical Consolidated Balance Sheet Line Items	Xylem Historical Consolidated Balance Sheet Line Items	Evoqua Historical Consolidated Balances as of March 31, 2023	Reclassifications	Notes	Evoqua Reclassified as of March 31, 2023
Cash and cash equivalents	Cash and cash equivalents	$113	$—		$113
Contract assets		115	(115)	(a)	—
Receivables, net	Receivables, net	304	115	(a)	419
Inventories, net	Inventories	241	—		241
Prepaid and other current assets	Prepaid and other current assets	59	—		59
Current assets held for sale	Current assets held for sale	12	—		12
Property, plant, and equipment, net	Property, plant and equipment, net	414	(48)	(b) (c)	366
Goodwill	Goodwill	469	—		469
Intangible assets, net	Other intangible assets, net	299	10	(c)	309
Deferred income taxes, net of valuation allowance		3	(3)	(d)	—
Operating lease right-of-use assets, net		57	(57)	(e)	—
Other non-current assets	Other non-current assets	94	98	(b), (d), (e)	192
Non-current assets held for sale	Non-current assets held for sale	30	—		30
Accounts payable	Accounts payable	217	—		217
Current portion of debt, net of deferred financing fees and discounts	Short-term borrowings and current maturities of long-term debt	19	—		19
Contract liabilities		76	(76)	(f)	—
Product warranties		7	(7)	(g)	—
Income tax payable		3	(3)	(h)	—
Accrued expenses and other liabilities	Accrued and other current liabilities	153	86	(f), (g), (h)	239
Long-term debt, net of deferred financing fees and discounts	Long-term debt, net	854	—		854
Product warranties		3	(3)	(i)	—
Obligation under operating leases		46	(46)	(j)	—
	Accrued post-retirement benefit obligations	—	9	(k)	9
Other non-current liabilities	Other non-current accrued liabilities	76	40	(i), (j), (k)	116
Deferred income taxes	Deferred income tax liabilities	14	—		14
Non-current liabilities held for sale	Non-current liabilities held for sale	3	—		3
Common stock	Common stock	1	—		1
Treasury stock	Treasury stock	(3)	—		(3)
Additional paid-in capital	Capital in excess of par value	620	—		620
Retained earnings (deficit)	Retained earnings	81	—		81
Accumulated other comprehensive income, net of tax	Accumulated other comprehensive loss	40	—		40

(a)	Represents a reclassification of $(115) million of Contract assets to Receivables, net
(b)	Represents a reclassification of $(38) million of Property, plant & equipment, net to Other non-current assets to align presentation for financing leases with that of Xylem
(c)	Represents a reclassification of $(10) million of Property, plant & equipment, net to Other intangible assets, net to align presentation for intangibles with that of Xylem
(d)	Represents a reclassification of $(3) million of Deferred income taxes, net to Other non-current assets
(e)	Represents a reclassification of $(57) million of Operating lease right-of-use assets, net to Other non-current assets
(f)	Represents a reclassification of $(76) million of Contract liabilities to Accrued and other current liabilities
(g)	Represents a reclassification of $(7) million of Product warranties to Accrued and other current liabilities
(h)	Represents a reclassification of $(3) million of Income tax payable to Accrued and other current liabilities
(i)	Represents a reclassification of $(3) million of Product warranties to Other non-current accrued liabilities
(j)	Represents a reclassification of $(46) million of Obligation under operating leases to Other non-current accrued liabilities
(k)	Represents a reclassification of $9 million of Other non-current liabilities to Accrued post-retirement benefit obligations

Refer to the table below for a summary of adjustments made to present Evoqua’s statement of operations for the three months ended March 31, 2023 to conform with that of Xylem’s (amounts in millions):

Evoqua Historical Consolidated Statement of Operations Line Items	Xylem Historical Consolidated Income Statement Line Items	Evoqua three months ended March 31, 2023	Reclassification	Notes	Evoqua Reclassified three months ended March 31, 2023
Revenue from product sales		$293	$(293)	(a)	$—
Revenue from services		185	(185)	(b)	—
	Revenue		478	(a), (b)	478
Cost of product sales		203	(203)	(c), (e)	—
Cost of services		123	(123)	(d)	—
	Cost of revenue		324	(c), (d)	324
General and administrative expense		78	(78)	(f)	—
Sales and marketing expense		43	(43)	(g)	—
Other operating expense, net		2	(2)	(h)	—
	Selling, general and administrative expenses		125	(e), (f), (g), (h)	125
Research and development expense	Research and development expenses	5	—		5
Interest expense	Interest expense	10	—		10
Income tax benefit (expense)	Income tax expense (benefit)	3	—		3

(a)	Represents a reclassification of $(293) million of Revenue from product sales to Revenue
(b)	Represents a reclassification of $(185) million of Revenue from services to Revenue
(c)	Represents a reclassification of $(201) million of Cost of product sales to Cost of revenue
(d)	Represents a reclassification of $(123) million of Cost of services to Cost of revenue
(e)	Represents a reclassification of $(2) million of Cost of product sales to Selling, general, and administrative expenses to align presentation for sales commissions with that of Xylem
(f)	Represents a reclassification of $(78) million of General and administrative expense to Selling, general, and administrative expenses
(g)	Represents a reclassification of $(43) million of Sales and marketing expense to Selling, general, and administrative expenses
(h)	Represents a reclassification of $(2) million of Other operating expense, net to Selling, general, and administrative expenses

Refer to the table below for a summary of adjustments made to present Evoqua’s statement of operations for the fiscal year ended September 30, 2022 to conform with that of Xylem’s (amounts in millions):

Evoqua Historical Consolidated Statement of Operations Line Items	Xylem Historical Consolidated Income Statement Line Items	Evoqua fiscal year ended September 30, 2022	Reclassification	Notes	Evoqua Reclassified fiscal year ended September 30, 2022
Revenue from product sales		$1,052	$(1,052)	(a)	$—
Revenue from services		685	(685)	(b)	—
	Revenue		1,737	(a), (b)	1,737
Cost of product sales		740	(740)	(c), (e)	—
Cost of services		461	(461)	(d)	—
	Cost of revenue		1,191	(c), (d)	1,191
General and administrative expense		261	(261)	(f)	—
Sales and marketing expense		161	(161)	(g)	—
Other operating income		(5)	5	(h)	—
	Selling, general and administrative expenses		427	(e), (f), (g), (h)	427
Research and development expense	Research and development expenses	15	—		15
Interest expense	Interest expense	35	—		35
Income tax benefit (expense)	Income tax expense (benefit)	(3)	—		(3)

(a)	Represents a reclassification of $(1,052) million of Revenue from product sales to Revenue
(b)	Represents a reclassification of $(685) million of Revenue from services to Revenue
(c)	Represents a reclassification of $(730) million of Cost of product sales to Cost of revenue
(d)	Represents a reclassification of $(461) million of Cost of services to Cost of revenue
(e)	Represents a reclassification of $(10) million of Cost of product sales to Selling, general, and administrative expenses to align presentation for sales commissions with that of Xylem
(f)	Represents a reclassification of $(261) million of General and administrative expense to Selling, general, and administrative expenses
(g)	Represents a reclassification of $(161) million of Sales and marketing expense to Selling, general, and administrative expenses
(h)	Represents a reclassification of $5 million of Other operating income to Selling, general, and administrative expenses

Note 3 – Calculation of estimated Merger Consideration and preliminary purchase price allocation

Estimated Merger Consideration

In accordance with the terms and conditions of the Merger Agreement, each share of Evoqua common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than certain excluded shares as described in the Merger Agreement) was automatically converted into the right to receive 0.48 of a share of Xylem Common Stock. The amount of cash paid for fractional shares was immaterial. The estimated Merger Consideration for the purpose of this unaudited pro forma condensed combined financial information is approximately $6,900 million.

The following table summarizes the preliminary estimate of the Merger Consideration to be transferred as a result of the Merger:

Preliminary calculation of estimated Merger Consideration (in millions, except share price and exchange ratio)		Amount
Stock Consideration
Shares of Evoqua as of May 23, 2023	122,456,450
Exchange ratio	0.48
Xylem Common Stock issued	58,779,096
Xylem share price on May 23, 2023	$104.14
Estimated value of Xylem Common Stock to be issued to Evoqua stockholders pursuant to the Merger Agreement (i)		$6,121
Estimated replacement Xylem equity awards for Evoqua equity awards (ii)		160
Estimated repayment of Evoqua debt (iii)		619

Preliminary fair value of estimated total Merger Consideration		$6,900

(i)

The Stock Consideration component of the Merger Consideration is computed based on 122,456,450 total outstanding shares of Evoqua Common Stock as of May 23, 2023, multiplied by the 0.48 exchange ratio and the Xylem common stock closing share price of $104.14 on May 23, 2023.

(ii)

Consideration for replacement of Evoqua outstanding equity awards. All outstanding Evoqua equity awards for continuing employees were replaced by Xylem’s equity awards with substantially the same general terms and conditions. The final value reflects the price of Xylem Common Stock and the number of Evoqua awards outstanding at the Closing Date.

(iii)

The cash paid by Xylem to repay Evoqua’s term loan and revolving credit facility of $469 million and $150 million, respectively. The unaudited pro forma condensed combined financial information currently reflects the utilization of cash on hand and the Transaction Financing to repay Evoqua’s term loan and revolving credit facility in connection with the Closing Date. Refer to footnote 4(a).

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Evoqua will be recognized and measured at fair value as of the Closing Date of the Merger and added to those of Xylem. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on Xylem management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The final determination of the purchase price allocation will be based on Evoqua’s assets acquired and liabilities assumed as of the Closing Date. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed by Xylem, as if the Merger had been consummated on March 31, 2023, based on the unaudited consolidated balance sheet of Evoqua as of March 31, 2023, with the excess recorded as goodwill:

Description (in millions)	Preliminary Purchase Price Allocation
Preliminary fair value of estimated total Merger Consideration	$6,900

Assets
Cash and cash equivalents (i) (iii)	86
Receivables, net	437
Inventories	284
Prepaid and other current assets (iii)	38
Current assets held for sale (iv)	10
Property, plant and equipment, net	511
Other intangible assets, net	2,307
Other non-current assets (ii) (iii)	193
Non-current assets held for sale (iv)	85

Total assets	3,951

Liabilities
Accounts payable	217
Accrued and other current liabilities (iv)	252
Short-term borrowings and current maturities of long-term debt (iii)	16
Long-term debt, net (iii)	259
Accrued post-retirement benefits	9
Deferred income tax liabilities (v)	578
Other non-current liabilities held for sale (iv)	3
Other non-current accrued liabilities	118
Total liabilities	1,452

Less: Net assets	2,499

Goodwill	$4,401

(i)	Adjusted for an estimated $64 million of transaction costs incurred by Evoqua through the Closing Date. Refer to footnote 4(a)(iv).
(ii)

As a result of the Merger, Xylem will be required to assess the ability to realize the benefit of certain Evoqua deferred tax assets. Any resulting change in valuation allowances associated with Evoqua deferred tax assets will be recorded in purchase accounting. No change in valuation allowances has been reflected within this unaudited pro forma condensed combined financial information.

(iii)

Adjusted to eliminate an estimated $607 million of Evoqua debt, net of $9 million of unamortized debt issuance costs that were repaid by Xylem in connection with the Closing Date using cash on hand and existing Xylem credit facilities. Additionally, reflects the elimination of $21 million and $16 million from Prepaid and other current assets and Other non-current assets, respectively, related to the interest rate swap settled in connection with the repayment of existing Evoqua indebtedness. Refer to footnotes 4(a) and 4(j).

(iv)

At March 31, 2023, Evoqua had certain assets and liabilities classified as held for sale and carried at the lesser of cost or fair value less costs to sell. Adjustments to Evoqua’s historical balances reflect these assets and liabilities held for sale that have been acquired or assumed by Xylem at fair value less costs to sell.

(v)	Deferred tax liabilities were derived based on the step up in fair value of certain acquired tangible and intangible assets.

Note 4 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects adjustment to Cash and cash equivalents:

Description (in millions)	Line Item	Amount
Sources:
Proceeds from Commercial Paper	Short-term borrowing and current maturities of long-term debt	$200
Proceeds from New Term Loan (i)	Long-term debt, net	269
Settlement of interest rate swap (ii)	Prepaid and other current assets	21
	Other non-current assets	16

		506
Uses:
Settlement of Evoqua’s indebtedness (iii)	Short-term borrowing and current maturities of long-term debt	$(5)
	Long-term debt, net	(602)
	Goodwill	(12)

		(619)
Estimated transaction costs (iv)	Retained Earnings	(45)
	Goodwill	(64)

		(728)

Pro forma net adjustment to cash and cash equivalents		$(222)

(i)	The New Term Loan proceeds have been converted from EUR to USD using an exchange rate of 1.08. The debt issuance costs associated with the New Term Loan were immaterial.
(ii)

Reflects the settlement of derivative assets of $37 million, which represents the value as of March 31, 2023 of the interest rate swap related to the Transaction Financing being repaid in connection with the Closing Date.

(iii)	The cash paid by Xylem to repay Evoqua’s term loan and revolving credit facility of $469 million and $150 million, respectively.
(iv)

These transaction costs consist of legal advisory, financial advisory, accounting and consulting costs of Xylem and Evoqua of $45 million and $64 million, respectively. Refer to footnotes 4(m) and 3, respectively.

(b)	Reflects the preliminary purchase accounting adjustment of $18 million to Receivables, net for the estimated fair value of receivables acquired based on the acquisition method of accounting.

(c)

Represents the adjustment of acquired inventories to its preliminary estimated fair value. After the Closing Date, the step up in inventories to fair value will increase cost of goods sold as the inventories are sold which, for purposes of the unaudited pro forma condensed combined financial information is assumed to occur within twelve months after the Closing Date. Refer to footnote 5(a).

(d)

At March 31, 2023, Evoqua had certain assets and liabilities classified as held for sale and carried at the lesser of cost or fair value less costs to sell. Adjustments reflect these assets and liabilities held for sale that have been acquired or assumed by Xylem at fair value less costs to sell.

(e)	Reflects the preliminary purchase accounting adjustment for the estimated fair value of the acquired property, plant and equipment based on the acquisition method of accounting.

Description	Preliminary Fair Value (in millions)	Estimated Useful Life (in years)
Machinery and equipment	$94	4
Equipment held for lease or rental	247	4
Land, buildings and improvements	71	15
Construction work in progress	99	N/A

Total	$511

Eliminate historical Evoqua property, plant and equipment	(366)

Pro forma net adjustment to property, plant and equipment	$145

(f)

Reflects the elimination of Evoqua’s historical goodwill and the capitalization of the preliminary goodwill for the estimated Merger Consideration in excess of the fair value of the net assets acquired in connection with the Merger.

Description (in millions)	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (i)	$4,401
Elimination of Evoqua’s historical goodwill	(469)

Pro forma net adjustment to goodwill	$3,932

(i)

Refer to the table in footnote 3 above for the calculation of the fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed based on the preliminary allocation of the estimated Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Evoqua.

(g)	Reflects the preliminary purchase accounting adjustment for the estimated fair value of intangible assets acquired based on the acquisition method of accounting.

Description	Preliminary Fair Value (in millions)	Estimated Useful Life (in years)
Trademarks	$60	6
Proprietary technology and patents	150	8
Customer and distributor relationships	1,960	15
Backlog	110	4
Software	27	3

Total	$2,307

Eliminate historical Evoqua intangible assets	(309)

Pro forma net adjustment to intangibles, net	$1,998

(ii)

Refer to the table in footnote 3 above for the calculation of the fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed based on the preliminary allocation of the estimated Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Evoqua.

(h)	Reflects the preliminary purchase accounting adjustment of $11 million to Other non-current assets for operating lease right-of-use assets acquired based on the acquisition method of accounting.

(i)

Reflects the preliminary purchase accounting adjustment of $11 million to Accrued and other current liabilities for the estimated fair value of current liabilities assumed based on the acquisition method of accounting.

(j)

Represents adjustments of $2 million and $7 million to Short-term borrowings and current maturities of long-term debt and Long-term debt, net, respectively, for the elimination of deferred financing costs on Evoqua’s indebtedness that was repaid by Xylem in connection with Closing Date. Refer to footnote 4(a) for the repayment of existing Evoqua indebtedness and the issuance of the Transaction Financing.

(k)

Reflects the originating deferred tax asset and liability of $6 million and $564 million, respectively, resulting from pro forma fair value adjustments of the acquired assets and assumed liabilities based on an estimate of the applicable statutory tax rate of 25% with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law and finalization of the purchase price allocation. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to the Closing Date. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. The unaudited pro forma condensed combined financial information does not include adjustments for potential changes in the combined company’s ability to realize deferred tax assets.

(l)

Reflects the preliminary purchase accounting adjustment of $2 million to Other non-current accrued liabilities for the estimated fair value of non-current liabilities assumed based on the acquisition method of accounting.

(m)	Reflects adjustments to Stockholders’ equity:

Description (in millions)	Common stock	Capital in excess of par value	Retained earnings	Treasury stock	Accumulated other comprehensive loss
Value of shares of Xylem common stock issued to Evoqua stockholders	$1	$6,120	$—	$—	$—
Estimated replacement Xylem equity awards for Evoqua Equity Awards attributable to pre-combination service	—	160	—	—	—
Xylem transaction costs (i)	—	—	(45)	—	—
Elimination of Evoqua’s historical stockholders’ equity	(1)	(620)	(81)	3	(40)

Pro forma net adjustment to total equity	—	5,660	(126)	3	(40)

(i)	Reflects the adjustment to recognize estimated legal advisory, financial advisory, accounting, and consulting costs for Xylem resulting in an adjustment to Retained earnings. Refer to footnote 4(a).

Note 5 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

(a)

Reflects the adjustments to Cost of revenue for the estimated step-up in fair value of inventories recognized through Cost of revenue during the twelve months after the Closing Date, the amortization of intangible assets and the incremental depreciation expense from the fair value adjustment to property, plant and equipment.

(in millions)	For the three months ended March 31, 2023	For the year ended December 31, 2022
Inventory fair value step-up recognized through Cost of revenue (i)	$—	$43
Amortization of acquired intangible assets (ii)	7	28
Removal of historical Evoqua depreciation of property, plant and equipment	(19)	(69)
Recognition of depreciation of acquired property, plant and equipment (iii)	19	71

Net pro forma transaction accounting adjustment to Cost of revenue	$7	$73

(i)

Represents incremental cost of revenue associated with the step-up in fair value of the acquired inventory as discussed in footnote 4(c) above. These costs are non-recurring in nature and not anticipated to affect the condensed combined income statement beyond twelve months after the Closing Date.

(ii)

The amortization of intangible assets is calculated on a straight-line basis. The amortization is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to adjustment as additional information becomes available. Refer to footnote 4(g) for additional information on the useful lives of the acquired intangible assets expected to be recognized. Amortization expense is allocated among Cost of revenue, Selling, general and administrative expenses (“SG&A”) and Research and development expense based upon the nature of the activities associated with the expected use of the intangible assets.

(iii)

Represents the recognition of depreciation expense on a straight-line basis based on the estimated fair value of the acquired property, plant and equipment as discussed in footnote 4(e) above. Depreciation expense is allocated to Cost of revenue and Selling, general and administrative expenses (“SG&A”) based upon the nature of the activities associated with the expected use of the property, plant, and equipment.

(b)

Reflects the adjustments to SG&A including the amortization of the estimated fair value of intangibles, the depreciation of property, plant and equipment, the preliminary incremental stock-based compensation expense for Xylem replacement equity awards and the estimated transaction costs expected to be incurred in connection with the Merger.

(in millions)	For the three months ended March 31, 2023	For the year ended December 31, 2022
Removal of historical Evoqua amortization of intangible assets	$(11)	$(43)
Amortization of acquired intangible assets (i)	40	163
Removal of historical Evoqua depreciation of property, plant and equipment	(3)	(14)
Depreciation of acquired property, plant and equipment (ii)	3	15
Removal of historical Evoqua stock-based compensation expense	(7)	(23)
Record stock-based compensation expense (iii)	2	48
Xylem transaction costs (iv)	—	45

Net pro forma transaction accounting adjustment to SG&A	$24	$191

(i)

The amortization of intangible assets is calculated on a straight-line basis. The amortization is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to adjustment as additional information becomes available. Refer to footnote 4(g) for additional information on the useful lives of the acquired intangible assets expected to be recognized. Amortization expense is allocated among Cost of revenue, SG&A and Research and development expense based upon the nature of the activities associated with the expected use of the intangible assets.

(ii)

Represents the recognition of depreciation expense based on the estimated fair value of the acquired property, plant and equipment as discussed in footnote 4(e) above. Depreciation expense is allocated to Cost of revenue and SG&A based upon the nature of the activities associated with the use of the property, plant, & equipment.

(iii)

Represents the recognition of stock-based compensation expense resulting from the estimated differences between historical amounts recorded in the financial statements and the estimated preliminary fair value related to the modification of outstanding Evoqua equity awards that will be replaced and converted into Xylem equity awards per the terms of the Merger Agreement. The stock-based compensation expense for the year ended December 31, 2022 includes the estimated impact of certain equity award accelerations related to double trigger change in control provisions.

(iv)

Represents the additional transaction costs incurred by Xylem subsequent to the three months ended March 31, 2023. These costs will not affect Xylem’s income statement beyond twelve months after the Closing Date.

(c)	Reflects the adjustments to Research and development expenses (“R&D”) including the amortization of the estimated fair value of intangibles.

(in millions)	For the three months ended March 31, 2023	For the year ended December 31, 2022
Removal of historical Evoqua amortization of intangible assets	$(1)	$(2)
Amortization of acquired intangible assets (i)	2	7

Net pro forma transaction accounting adjustment to R&D	$1	$5

(i)

The amortization of intangible assets is calculated on a straight-line basis. The amortization is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to adjustment as additional information becomes available. Refer to footnote 4(g) for additional information on the useful lives of the acquired intangible assets expected to be recognized. Amortization expense is allocated among Cost of revenue, SG&A and R&D based upon the nature of the activities associated with the expected use of the intangible assets.

(d)

The pro forma adjustments for the tax provision utilize a blended statutory income tax rate of 25% for the three months ended March 31, 2023 and the year ended December 31, 2022. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to the Closing Date. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and liabilities assumed.

(e)

Reflects the net adjustment to interest expense related to the elimination of the historical interest from Evoqua’s term loan and revolving credit facility that was repaid by Xylem in connection with the Closing Date and the incremental interest from the Transaction Financing:

Description (in millions)	For the three months ended March 31, 2023	For the year ended December 31, 2022
Recognition of additional interest expense for Transaction Financing:
Commercial Paper (i)	$3	$10
New Term Loan	3	13

	6	23
Elimination of historical interest expense for Evoqua debt repaid by Xylem:
Term Loan (ii)	(3)	(15)
Revolving Credit Facility (ii)	(2)	(4)

	(5)	(19)

Pro forma net adjustment to interest expense	$1	$4

(i)	The Commercial Paper will be repaid within three months of issuance using cash flow from operations.
(ii)	Reflects the elimination of historical interest expense and the related interest rate swap settled in connection with the repayment of existing Evoqua indebtedness.

The interest expense adjustment associated with the Transaction Financing applied a weighted average interest rate of 5.35% for the Commercial Paper and 4.66% for the New Term Loan. A one-eighth percent change in the assumed interest rate associated with the New Term Loan would result in additional interest expense (if the interest rate increases) or a reduction (if the interest rate decreases) to interest expense would not have had a material change for the three months ended March 31, 2023 and for the year ended December 31, 2022.

(f)

The pro forma basic net income per share attributable to common stock is calculated using (i) the historical basic weighted average shares of Xylem Common Stock outstanding and (ii) the issuance of shares in connection with the Merger. Pro forma diluted net income per share attributable to common stock is calculated using (i) the historical diluted weighted average shares of Xylem common stock outstanding, (ii) the issuance of shares in connection with the Merger and (iii) the replacement of outstanding Evoqua equity awards with Xylem equity awards. The pro forma basic and diluted weighted average shares outstanding are as follows:

Description (in millions)	For the three months ended March 31, 2023	For the year ended December 31, 2022
Numerator:
Pro forma net income attributable to common stock	$86	$222
Denominator:
Historical Xylem weighted average shares outstanding – basic	180.4	180.2
Issuance of Xylem shares to Evoqua stockholders pursuant to the Merger	59.0	59.0
Vested Xylem replacement awards to Evoqua equity awards	0.6	0.6

Pro forma weighted average shares – basic	240.0	239.8

Historical Xylem dilutive common stock equivalents	0.9	0.8
Xylem replacement awards to Evoqua equity awards common stock equivalents	1.4	1.4

Pro forma weighted average shares – diluted	242.3	242.0

Pro forma net income per share attributable to common stock:
Basic	$0.36	$0.93
Diluted	$0.35	$0.92